EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 2, 2007 on the financial statements of Triangle Petroleum Corporation that are included in the Form 10-KSB, which is included by reference in the Company’s Registration Statement on Form S-8 for the registration of its common stock issuable pursuant to the 2007 Incentive Stock Option Plan.

/s/ “Manning Elliott LLP”

MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
June 16, 2008